                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 109 to Registration Statement No. 2-14213 on Form N-1A of American Century
Mutual Funds, Inc. of our reports dated December 8, 2004, appearing in the respective Annual Reports of Ultra Fund and Vista Fund, and of our reports dated
December 15, 2004, appearing in the respective Annual Reports of Balanced Fund,
Capital Growth Fund, Capital Value Fund, Giftrust Fund, Growth Fund, Heritage
Fund, New Opportunities Fund, New Opportunities II Fund, Select Fund, and Veedot
Fund, comprising American Century Mutual Funds, Inc. for the year ended October
31, 2004, in the Statement of Additional Information, which is part of this
Registration Statement. We also consent to the reference to us under the caption
"Other Service Providers" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the
Prospectuses, which are also part of this Registration Statement.

/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
February 22, 2005